UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 28, 2017

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, the Human Resources Committee (the "Committee") of the Board of Directors of AT&T Inc. ("AT&T") amended AT&T's 2005 Supplemental Employee Retirement Plan (the "SERP") with respect to the SERP benefit for AT&T Communications, LLC's Chief Executive Officer, John Donovan, AT&T's Chief Financial Officer, John J. Stephens, and AT&T Services, Inc.'s Senior Executive Vice President – AT&T/Time Warner Merger Integration Planning, John T. Stankey (the "September Amendment").  As a result of the September Amendment, in lieu of using their actual compensation for calculation of their SERP benefit, AT&T will use $3,000,000 for calculating their SERP benefits.  For Mr. Donovan, this modification will be effective as of September 1, 2017. For Mr. Stephens and Mr. Stankey, this modification is conditioned upon the close of AT&T's proposed merger with Time Warner, which remains under review by the U.S. Department of Justice.

The foregoing description of the SERP is qualified in its entirety by reference to the text of the plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1	2005 Supplemental Employee Retirement Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 4, 2017	By: /s/ Stacey Maris Stacey Maris Senior Vice President – Assistant General Counsel and Secretary